Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kathleen P. Monti, Administrator of the First Niagara Financial Group, Inc. 401(k) Plan (the "Plan") and Executive Vice President and Chief Administrative Officer of First Niagara Financial Group, Inc., and Paul J. Kolkmeyer, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Niagara Financial Group, Inc., each certify in her/his capacity as an officer of the Plan that she/he has reviewed the annual report of the Plan on Form 11-K for the fiscal year ended December 31, 2002 and that to the best of her/his knowledge:

      (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


June 27, 2003          /s/ Kathleen P. Monti
-------------          ---------------------------------------------------------
     Date              Kathleen P. Monti
                       Plan Administrator
                       Executive Vice President and Chief Administrative Officer


June 27, 2003          /s/ Paul J. Kolkmeyer
-------------          ---------------------------------------------------------
     Date              Paul J. Kolkmeyer
                       Executive Vice President, Chief Operating Officer
                       and Chief Financial Officer